EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
AFC Enterprises, Inc.:

     We consent to the incorporation by reference in the registration statements (Nos. 333-56444, 333-81404, 333-90706, and 333-98867) on Form S-8 of AFC Enterprises, Inc. of our report dated March 25, 2005, with respect to the consolidated balance sheets of AFC Enterprises, Inc. and subsidiaries as of December 26, 2004 and December 28, 2003, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 26, 2004, which report appears in the December 26, 2004 annual report on Form 10-K of AFC Enterprises, Inc.

     Our report dated March 25, 2005 contains an explanatory paragraph that states that Effective December 31, 2001, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” and Effective December 29, 2003 the Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 46R, “Consolidation of Variable Interest Entities.”

/s/ KPMG LLP

Atlanta, Georgia
March 25, 2005